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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 dated May 15, 2002) pertaining to the Amended and Restated 1997 Nonqualified Stock Option Plan of our report dated November 16, 2001 (except for Note 17 as to which the date is December 5, 2001), with respect to the consolidated financial statements and schedule of Ingles Markets, Incorporated included in its Annual Report (Form 10-K) for the year ended September 29, 2001, filed with the Securities and Exchange Commission.


/S/ ERNST & YOUNG LLP


Greenville, South Carolina
May 15, 2002